                                                                     EXHIBIT 5.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

August 16, 2002


Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA 98104-2040

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with a proposed sale of up to 8,567,398 shares of common stock of Corixa Corporation (the "Company"), $0.001 par value, by certain selling stockholders pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), including (i) 7,322,562 shares of common stock of the Company (the "Common Shares") and (ii) 1,244,836 shares of common stock of the Company that are issuable upon exercise of common stock purchase warrants (the "Warrant Shares").

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the Common Shares are legally issued, fully paid and nonassessable and, upon payment of the exercise price for and delivery of the Warrant Shares in accordance with the common stock purchase warrants and the countersigning of the certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the common stock of the Company, the Warrant shares will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement as originally filed or as subsequently amended or supplemented, and to the reference to our firm in the Registration Statement under the heading "Legality of Common Stock." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP